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                                                                    Exhibit 99.3





                        STATEMENTS OF EXCESS OF REVENUES

                        OVER SPECIFIC OPERATING EXPENSES

                       OF JEFFERSON AT VININGS APARTMENTS

      FOR THE PERIOD FROM JANUARY 1, 1997 TO SEPTEMBER 25, 1997 (UNAUDITED)

                    AND FOR THE YEAR ENDED DECEMBER 31, 1996

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                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Trustees and Shareholders of Gables Residential Trust:

We have audited the accompanying statement of excess of revenues over specific operating expenses of Jefferson at Vinings Apartments (the "Property") for the year ended December 31, 1996. This financial statement is the responsibility of the Property's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of excess of revenues over specific operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 2, this financial statement excludes certain expenses that would not be comparable with those resulting from the operations of the Property after acquisition by the Company. The accompanying financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the excess of revenues over specific operating expenses (exclusive of expenses described in Note 2) of Jefferson at Vinings Apartments for the year ended December 31, 1996 in conformity with generally accepted accounting principles.


/s/ Arthur Andersen LLP

Atlanta, Georgia
September 5, 1997

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                         JEFFERSON AT VININGS APARTMENTS
        STATEMENTS OF EXCESS OF REVENUES OVER SPECIFIC OPERATING EXPENSES
        FOR THE PERIOD JANUARY 1, 1997 TO SEPTEMBER 25, 1997 (UNAUDITED)
                    AND FOR THE YEAR ENDED DECEMBER 31, 1996
                             (AMOUNTS IN THOUSANDS)


                                                   January 1, 1997   Year Ended
                                                     to September   December 31,
                                                       25, 1997         1996
                                                   ---------------  -----------
                                                     (Unaudited)
REVENUES:
Rental revenues (Note 1) .............................   $2,233       $  588
Other property revenues  .. ..........................       74           22
                                                         ------       ------
  Total property revenues ............................    2,307          610

SPECIFIC OPERATING EXPENSES:
Property operating and maintenance ...................      723          324
                                                         ------       ------

EXCESS OF REVENUES OVER SPECIFIC OPERATING
  EXPENSES ...........................................   $1,584       $  286
                                                         ======       ======

The accompanying notes are an integral part of these statements.

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                         JEFFERSON AT VININGS APARTMENTS

                    NOTES TO STATEMENTS OF EXCESS OF REVENUES
                        OVER SPECIFIC OPERATING EXPENSES
      For the Period From January 1, 1997 to September 25, 1997 (Unaudited)
                      and the Year Ended December 31, 1996


1.   ORGANIZATION AND SIGNIFICANT  ACCOUNTING  POLICIES

     Description of Property Acquired
     --------------------------------

     On September 26, 1997, Gables Residential Trust (collectively with its subsidiaries, the "Company") through Gables Realty Limited Partnership (the "Operating Partnership", of which the Company owns the sole general partner and, as of September 30, 1997, held an approximate 84.8% economic interest), acquired Jefferson at Vinings Apartments, a multifamily apartment community located in Atlanta, Georgia, comprised of 310 apartment homes (the "Property").

     The  aggregate  purchase  price  of  $27.5  million  was  financed  through
     borrowings  under  the  Operating   Partnership's  $175  million  unsecured
     revolving credit facility.

     In January, 1997, the construction of the Property was completed and in July, 1997, the Property reached a stabilized occupancy level of 93%.

     Rental Revenue Recognition
     --------------------------

     The Property is leased under operating leases with terms generally equal to one year or less. Rental revenue is recognized when earned which materially approximates revenue recognition on a straight-line basis.

2.   BASIS OF ACCOUNTING

     The accompanying statements of excess of revenues over specific operating expenses are presented on the accrual basis. These statements have been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statements exclude certain historical expenses not comparable to the operations of the Property after acquisition, such as depreciation, interest and management fees.